                                                                      EXHIBIT 22



                                  SUBSIDIARIES
                                  ------------

                                                          PERCENTAGE
                           STATE OF        NATURE OF          OF
      NAME                 INCORPORATION   OWNERSHIP      OWNERSHIP
      ----                 -------------   ---------      ----------
Medical Nutrition, Inc.    New Jersey      Direct         100%

Holistic Products Corp.    Delaware        Direct         100%

NutraPet Labs, Inc.        Delaware        Direct          62%